                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   Form 8-K/A




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)........ July 14, 1997



                               G&K Services, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)



       Minnesota                       0-4063                  41-0449530
----------------------------   ------------------------  ----------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
of incorporation)                                        Identification Number)



                          5995 Opus Parkway, Suite 500
                              Minnetonka, MN  55343
                    (Address of principal executive offices)



    Registrant's telephone number, including area code ...... (612) 912-5500



                ------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                                            PAGE
(a)       Index to National Linen Service Financial Statements of Certain
            Branches

          Statements of Net Assets to be Sold, as of August 31, 1995 and
            1996 and April 30, 1997 (unaudited)............................   3

          Statements of Revenue and Operating Expenses for Years Ended
            August 31, 1994, 1995 and 1996 and the Eight Month Periods
            ended April 30, 1996 and 1997 (unaudited).......................  4

          Notes to Financial Statements.....................................  5

          Report of Independent Public Accountants .........................  9


(b)       Index to Pro Forma Financial Statements

          Pro Forma Financial Information - General ........................ 10

          Pro Forma Unaudited Condensed Balance Sheet as of June 28, 1997 .. 11

          Pro Forma Unaudited Condensed Statement of Operations for the
            Fiscal Year ended June 28, 1997 ................................ 12

          Notes to Pro Forma Unaudited Condensed Financial Statements ...... 13


(c)       Exhibits - The following is filed as an exhibit to this Form 8K/A and is incorporated herein by reference:

          Exhibit No.          Description
          -----------          -----------
              23               Consent of Independent Public Accountants

                             NATIONAL LINEN SERVICE


                       STATEMENTS OF NET ASSETS TO BE SOLD

                             (AS DEFINED IN NOTE 1)

                   AUGUST 31, 1995 AND 1996 AND APRIL 30, 1997

                                 (IN THOUSANDS)


                                                    August 31
                                             ---------------------   April 30,
                                                1995        1996        1997
                                             ---------  ---------   -----------
                                             ---------  ---------   -----------
                                                                    (Unaudited)
CURRENT ASSETS:
  Accounts receivable, less allowance
    for doubtful accounts of $120,
    $238, and $260 in 1995, 1996, and
    1997, respectively                       $  18,076   $  20,148   $  17,423
  Inventories                                    2,661       2,581       2,302
  Linens in service                             33,706      36,134      35,157
                                             ---------   ---------   ---------
  Prepaid expenses                               1,078       1,029         980
       Total current assets                     55,521      59,892      55,862
                                             ---------   ---------   ---------
PROPERTY, PLANT, AND EQUIPMENT:
  Buildings and improvements                    50,270      51,346      50,681
  Machinery and equipment                       64,380      65,699      64,213
  Automobiles and trucks                        18,522      19,562      18,607
  Less accumulated depreciation                (39,950)    (45,744)    (47,155)
                                             ---------   ---------   ---------
       Net property, plant, and equipment       93,222      90,863      86,346
                                             ---------   ---------   ---------
INTANGIBLES, NET                                43,262      37,576      33,399
                                             ---------   ---------   ---------
       Total assets to be sold                 192,005     188,331     175,607

LESS EMPLOYEE-RELATED ACCRUED LIABILITIES
  TO BE ASSUMED BY PURCHASER                     4,070       3,108       3,638
                                             ---------   ---------   ---------
NET ASSETS TO BE SOLD                         $187,935    $185,223    $171,969
                                             ---------   ---------   ---------
                                             ---------   ---------   ---------


        The accompanying notes are an integral part of these statements.

                             NATIONAL LINEN SERVICE


                  STATEMENTS OF REVENUE AND OPERATING EXPENSES

                             (AS DEFINED IN NOTE 1)

             FOR THE YEARS ENDED AUGUST 31, 1994, 1995, AND 1996 AND

                 THE EIGHT MONTHS ENDED APRIL 30, 1996 AND 1997

                                 (IN THOUSANDS)



                                                                   For the
                                                                 Eight Months
                                For the Year Ended August 31    Ended April 30
                                ----------------------------  ------------------
                                  1994      1995      1996      1996      1997
                                --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------
                                                                  (Unaudited)

NET REVENUE                     $203,745  $213,134  $210,528  $139,749  $136,709

OPERATING EXPENSES:
  Cost of operations             140,670   147,109   150,545    99,338    99,034
  Selling and administrative      32,829    33,690    33,301    23,391    21,818
  Depreciation and
    amortization                  13,760    13,961    14,120     9,420     8,770
                                --------  --------  --------  --------  --------
OPERATING PROFIT                $ 16,486  $ 18,374  $ 12,562  $  7,600  $  7,087
                                --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------

        The accompanying notes are an integral part of these statements.

                             NATIONAL LINEN SERVICE


                          NOTES TO FINANCIAL STATEMENTS

                  AUGUST 31, 1995 AND 1996 AND APRIL 30, 1997

                          (DOLLAR AMOUNTS IN THOUSANDS)

1.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     On May 30, 1997, National Service Industries, Inc. ("NSI") and G&K Services, Inc. ("G&K") entered into an asset purchase agreement (the "Agreement") whereby G&K agreed to purchase from NSI certain assets of National Linen Service ("NLS"), a division of NSI, and to assume certain liabilities of 29 of NLS's branch operations (the "Business").

     The accompanying statements of net assets to be sold present the assets of the Business to be sold to G&K and the liabilities of the Business to be assumed by G&K pursuant to the Agreement. The assets to be sold consist primarily of customer accounts receivable; inventories; linens in service; property, plant, and equipment; and other intangibles. The liabilities to be assumed consist primarily of employee-related accrued liabilities. Cash, income tax benefits and liabilities, accounts payable, certain accrued expenses, and liabilities related to the Business will be retained by NSI and are not included herein. The statements of revenue and operating expenses represent those revenues and expenses that are specifically identifiable to the Business and also include certain allocated expenses, as described in Note 2.

     As a result, the accompanying financial statements are not intended to be a complete presentation of the Business's assets and liabilities and results of operations as if it had been operated as a stand-alone entity (Note 2). Rather, these financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Full financial statements have not been provided as required by Rule 3-05, as certain assets and liabilities associated with the Business were components of a larger business unit and cannot be separately identified, including the Business's participation in a centralized cash management system.

     UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying financial statements and footnote data as of April 30, 1997 and for the eight-month periods ended April 30, 1996 and 1997 are unaudited. In the opinion of the management of NLS, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the eight-month period ended April 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

     LONG-LIVED ASSETS

     The values assigned to long-lived assets, such as property and equipment and intangibles, are periodically reviewed to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying statements of net assets to be sold are appropriately valued.

     DEPRECIATION

     Depreciation is determined principally on a straight-line basis using estimated useful lives of plant and equipment (33 years for buildings, 4 to 16 years for machinery and equipment, and 3 to 7 years for automobiles and trucks). Leasehold improvements are amortized over the life of the lease or the useful life of the improvement, whichever is shorter.

     INTANGIBLES

     Intangible assets were recognized in connection with prior business combinations by NLS and are being amortized on a straight-line basis over various periods up to 40 years.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.   OPERATING EXPENSES

     The operating expenses of the Business include costs associated with direct customer support to produce revenues. Also included in operating expenses are certain selling, general, and administrative expenses (including certain allocations) directly related to the operations of the Business.
     In addition, an allocation of indirect corporate expenses incurred by NLS, primarily relating to officer and corporate administration salaries and benefits and occupancy expense for corporate headquarters, has been included as a component of selling and administrative expense. Because specific identification of such expenses was not practicable, a proportionate cost allocation was utilized to allocate these expenses to the Business based on its total revenue in relation to NLS's consolidated total revenue. These allocated costs aggregated approximately $8,413, $9,751, and $8,794 for 1994, 1995, and 1996, respectively, and $6,960 and
     $5,944 for the eight months ended April 30, 1996 and 1997, respectively.
     In the opinion of management, these allocations of expenses were made on a reasonable basis. However, they are not necessarily indicative of the level of expenses which may have been experienced on a stand-alone basis. The amounts that would have been incurred on a stand-alone basis could differ significantly from the allocated amounts due to economies of scale, differences in management and operational practices, or other factors. Certain other expenses, such as interest expense and provision for income taxes, have not been included in these financial statements since these costs have historically been included in the consolidated statements of operations of

     NSI and have not been allocated to the Business. Accordingly, as also indicated in Note 1, the accompanying financial statements are not intended to be a complete presentation of the Business's assets and liabilities and results of operations as if it had been operated as a stand-alone entity.

3.   CASH FLOW INFORMATION

     The following cash flow information presents cash flow information derived from the accompanying financial statements. The information is not intended to be a complete presentation of the Business's operating and investing cash flows. Actual cash flows may have been significantly different had the Business been operated as a stand-alone entity.



                                                                                                               For the
                                                                                                             Eight Months
                                                               For the Year Ended August 31                 Ended April 30
                                                       ------------------------------------------   ---------------------------
                                                           1994           1995           1996           1996           1997
                                                       ------------   ------------   ------------   ------------   ------------
                                                       ------------   ------------   ------------   ------------   ------------
                                                                                                            (Unaudited)
     Cash flows from operating activities:
       Operating income                                 $  16,486      $  18,374      $  12,562      $   7,600      $   7,087
         Adjustments to reconcile operating
           income to net cash provided by
           operating activities:
             Depreciation                                   7,516          7,703          7,893          5,210          5,248
             Amortization                                   6,244          6,258          6,227          4,210          3,522
         Changes in assets and liabilities:
           Accounts receivable                             (3,853)         7,535         (2,072)          (559)         2,725
           Inventories                                       (605)           226             80           (183)           279
           Linens in service                              (17,764)         3,327         (2,428)          (929)           977
           Prepaid expenses                                  (331)          (137)            50            (24)            49
           Employee-related accrued liabilities                45            723           (962)          (570)           530
                                                       ------------   ------------   ------------   ------------   ------------
     Net cash provided by operating activities
       before changes in excluded assets and
       liabilities                                      $   7,738      $  44,009      $  21,350      $  14,755      $  20,417
                                                       ------------   ------------   ------------   ------------   ------------
                                                       ------------   ------------   ------------   ------------   ------------

     Cash flows from investing activities:
       Capital expenditures                             $  (8,758)     $ (10,020)     $  (7,018)     $  (4,614)     $  (2,194)
       Proceeds from sale of property, plant,
         and equipment                                        595          1,162            785             66          1,078
                                                       ------------   ------------   ------------   ------------   ------------
     Net cash used in investing activities before
       changes in excluded assets and liabilities       $  (8,163)     $  (8,858)     $  (6,233)     $  (4,548)     $  (1,116)
                                                       ------------   ------------   ------------   ------------   ------------
                                                       ------------   ------------   ------------   ------------   ------------

     Noncash investing activities:
       Property transferred from (to) NLS branches
         retained by NSI                                $      71      $   4,357      $    (584)         $  (6)       $  (322)
                                                       ------------   ------------   ------------   ------------   ------------
                                                       ------------   ------------   ------------   ------------   ------------


4.   COMMITMENTS AND CONTINGENCIES

     The Business leases certain of its buildings and equipment under noncancelable lease agreements. Minimum lease payments under noncancelable leases for years subsequent to August 31, 1996 are as follows:
          Year ending August 31:
            1997                                           $  895
            1998                                              657
            1999                                              355
            2000                                              155
            2001                                               99
          Thereafter                                          259
                                                           ------
               Total minimum lease payments                $2,420
                                                           ------
                                                           ------

     Total rental expense was $1,279, $1,097, and $1,127 in 1994, 1995, and
     1996, respectively and $748 and $1,013 for the eight months ended April 30, 1996 and 1997, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To National Service Industries, Inc.:

We have audited the accompanying statements of net assets to be sold (as defined in Note 1) of NATIONAL LINEN SERVICE (a division of National Service Industries, Inc.) as of August 31, 1995 and 1996 and the related statements of revenue and operating expenses (as defined in Note 1) for each of the three years in the period ended August 31, 1996. These financial statements are the responsibility of National Linen Service's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of assets and liabilities and results of operations on a stand-alone basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold (as defined in Note 1) of National Linen Service as of August 31, 1995 and 1996 and their revenue and operating expenses (as defined in Note 1) for each of the three years in the period ended August 31, 1996 in conformity with generally accepted accounting principles.


                                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
 June 20, 1997

                    Pro Forma Financial Information - General


On July 14, 1997, G&K Services, Inc. directly, and through certain wholly owned subsidiaries, acquired the uniform rental assets, plus selected linen rental assets of National Linen Service, a division of National Service Industries, Inc. ("NLS"). NLS is, among other things, engaged in the business of supplying and cleaning linen wares and uniforms at various locations in the United States. G&K intends to continue the uniform rental business at certain facilities and is holding for sale the linen rental assets.

The accompanying pro forma unaudited condensed balance sheet as of June 28, 1997 and the pro forma unaudited condensed statement of operations for the fiscal year ended June 28, 1997 are presented to illustrate the estimated effects of the acquisition of certain assets and assumption of certain liabilities of NLS by G&K Services, Inc. and its affiliates. The pro forma unaudited condensed balance sheet has been prepared as if the purchase and related financing occurred on June 28, 1997. The pro forma unaudited condensed statement of operations has been prepared as if the transaction occurred on June 30, 1996.

These financial statements do not purport to present results which would actually have been obtained if the asset acquisition had been in effect on June 28, 1997 and June 30, 1996 or any future results which may in fact be realized. These financial statements should be read in conjunction with the accompanying notes and with the separate historical financial statements and notes thereto of NLS.

                       G&K SERVICES, INC. AND SUBSIDIARIES

                   PRO FORMA UNAUDITED CONDENSED BALANCE SHEET

                               AS OF JUNE 28, 1997

(Amounts in thousands)

                                               G&K       Acquisition    G&K
                                            Services       of NLS     Services
                                           Historical    Net Assets   Pro Forma
ASSETS                                     ----------    -----------  ---------
CURRENT ASSETS
     Cash and cash equivalents             $   6,986     $      -     $   6,986
     Accounts receivable, net                 41,831        9,695        51,526
     Inventories                              59,799       14,444        74,243
     Prepaid expenses                          4,512          340         4,852
                                           ----------    -----------  ---------
        Total current assets                 113,128       24,479       137,607
                                           ----------    -----------  ---------

PROPERTY, PLANT AND EQUIPMENT
     Land                                     19,676        3,443        23,119
     Buildings and improvements               68,683       11,335        80,018
     Machinery and equipment                 143,475       15,152       158,627
     Automobiles and trucks                   27,434        4,292        31,726
     Less accumulated depreciation          (109,547)           -      (109,547)
                                           ----------    -----------  ---------
        Net property, plant and equipment    149,721       34,222       183,943
                                           ----------    -----------  ---------

OTHER ASSETS
     Goodwill, net                            33,856      110,518       144,374
     Restrictive covenants and
       customer lists                          6,016       42,726        48,742
     Other                                     9,244        3,088        12,332
     Assets held for sale                          -       70,978        70,978
                                           ----------    -----------  ---------
        Total other assets                    49,116      227,310       276,426
                                           ----------    -----------  ---------
                                           $ 311,965     $286,011     $ 597,976
                                           ----------    -----------  ---------
                                           ----------    -----------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                      $  13,304     $      -     $  13,304
     Accrued expenses                         23,689        1,131        24,820
     Deferred income taxes                    10,268            -        10,268
     Current maturity of long-term debt       25,000      (15,000)       10,000
                                           ----------    -----------  ---------
        Total current liabilities             72,261      (13,869)       58,392

LONG-TERM DEBT                                54,284      299,880       354,164
DEFERRED INCOME TAXES                          9,504            -         9,504
OTHER NONCURRENT LIABILITIES                   6,929            -         6,929
STOCKHOLDERS' EQUITY                         168,987            -       168,987
                                           ----------    -----------  ---------
                                           $ 311,965     $286,011     $ 597,976
                                           ----------    -----------  ---------
                                           ----------    -----------  ---------

  See accompanying notes to pro forma unaudited condensed financial statements.

                       G&K SERVICES, INC. AND SUBSIDIARIES



              PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE FISCAL YEAR ENDED JUNE 28, 1997


(Amounts in thousands, except per share)
                                              Historical                   Assets Held          Pro Forma              G&K
                                       G&K                                   for Sale          Adjustments           Services
                                     Services              NLS               (Note 4)           (Note 2)            Pro Forma
                                 ----------------------------------------------------------------------------------------------
REVENUE                            $  350,914          $  207,488          $  (85,909)         $        -          $  472,493
                                   ----------          ----------          ----------          ----------          ----------
EXPENSES
   Cost of operations                 196,009             150,241             (69,061)                  -             277,189
   Selling and administration          80,235              31,728             (13,205)                  -              98,758
   Depreciation                        19,734               8,078              (3,688)               (191)             23,933
   Amortization of intangibles          2,225               5,392              (2,510)              4,348               9,455
                                   ----------          ----------          ----------          ----------          ----------
      Total operating expenses        298,203             195,439             (88,464)              4,157             409,335
                                   ----------          ----------          ----------          ----------          ----------

INCOME FROM OPERATIONS                 52,711              12,049               2,555              (4,157)             63,158
   Interest expense                     6,846                   -                   -              13,657              20,503
   Other (income) expense, net         (2,034)                  -                   -                   -              (2,034)
                                   ----------          ----------          ----------          ----------          ----------
INCOME BEFORE INCOME TAXES             47,899              12,049               2,555             (17,814)             44,689
   Provision for income taxes          18,897               4,579                 971              (6,770)             17,677
                                   ----------          ----------          ----------          ----------          ----------
NET INCOME                          $  29,002            $  7,470            $  1,584          $  (11,044)          $  27,012
                                   ----------          ----------          ----------          ----------          ----------
                                   ----------          ----------          ----------          ----------          ----------

   Weighted Average Number
   of Shares Outstanding               20,447                                                                          20,447
                                   ----------                                                                      ----------
                                   ----------                                                                      ----------

Net income per share                    $1.42                                                                           $1.32
                                   ----------                                                                      ----------
                                   ----------                                                                      ----------



See accompanying notes to pro forma unaudited condensed financial statements.

                       G&K SERVICES, INC. AND SUBSIDIARIES


           NOTES TO PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS


(AMOUNTS IN THOUSANDS)

1.  BASIS OF PREPARATION

     On July 14, 1997, G&K Services, Inc. directly and through certain of its wholly owned subsidiaries (the "Company"), acquired certain uniform rental assets and selected linen rental assets, and assumed certain liabilities, of National Linen Service, a division of National Service Industries, Inc. ("NLS"). NLS is, among other things, engaged in the business of supplying and cleaning linen wares and uniforms at various locations in the United States.

     The Company's acquisition of rental operations was accounted for by using the purchase method. The purchase price was allocated to the acquired assets and assumed liabilities based on a preliminary determination of the fair values of the assets purchased and liabilities assumed. The purchase price and related acquisition costs exceeded the preliminary fair values assigned by approximately $153.2 million, which excess may be amortized over periods ranging from five to thirty-five years on a straight-line basis. The pro forma acquisition amounts included for NLS are preliminary and subject to change. Management is in the process of gathering information to value certain property and equipment. Accordingly, the preliminary purchase price allocation is subject to change as the final purchase price changes and when additional valuation information is obtained.

     The NLS condensed statement of operations information for the fiscal year ended June 28, 1997 was derived from unaudited interim financial data for the eight month periods ended April 30, 1996 and 1997 and the audited financial statements for the year ended August 31, 1996.

2.  PRO FORMA ADJUSTMENTS

     The accompanying pro forma balance sheet and statement of operations reflect adjustments for the items described in Notes 1 and 3 and the following adjustments:


                                                                 Fiscal Year
                                                            Ended June 28, 1997
     To reflect the amortization of the restrictive
     covenant over the contract life of five years,
     amortization of the purchased customer lists over
     eleven years and amortization of the amount by
     which the purchase price and related acquisition
     costs exceed the net assets acquired (goodwill)
     over thirty-five years ...............................      $    4,348

     To reflect the change in depreciation as a result of
     recording  building and improvements, machinery
     and equipment, and automobiles and trucks at
     estimated fair values ................................      $     (191)

     To reflect the increased interest expense resulting
     from G&K Services financing the acquisition with
     cash and bank borrowings .............................      $   13,657

     To reflect the effect on income taxes resulting from
     the above adjustments at the statutory federal and
     state income tax rates ...............................      $   (6,770)


3.  DEBT

     G&K Services funded the purchase price through a new $425 million credit facility which replaced its existing revolving credit facility. The new credit facility included (a) a $300 million term loan with maturity for each of the five years subsequent to June 28, 1997 of $10,000, $15,000, $35,000, $55,000, $60,000, and $125,000 thereafter, with final maturity on
     June 30, 2004, and (b) a $125 million revolving credit facility expiring on June 30, 2002. The initial net proceeds of the credit facility were used to refinance existing bank indebtedness of the Company, finance the acquisition and pay related fees and expenses. The unused portion of the revolver may be used for working capital and to provide up to $10,000 in letters of credit.

     Borrowings under the term loan and revolving credit facility bear interest at 0.5% to 1.125% over the rate offered to major banks in the London Interbank Eurodollar market ("Eurodollar Rate"), based on a leverage ratio calculated on a quarterly basis. Advances through December 31, 1997 will bear interest at the Eurodollar Rate plus 1.125%. The Company also pays a fee of 0.15% to 0.35% on the unused daily balance of the revolver based on a leverage ratio calculated on a quarterly basis. The fee through December 31, 1997 will be 0.35%.

     The new credit facility contains various restrictive covenants which among other matters, require the Company to maintain a minimum EBITDA, minimum debt service coverage ratio, minimum stockholder equity and maximum leverage ratio, all as defined. The credit agreement also limits additional indebtedness, investments, capital expenditures and cash dividends. The Company's obligations under the credit facility are secured by an interest in the Company's personal property, 100% of the stock of G&K Services, Co. and domestic subsidiaries and 65% of the stock of the Company's Canadian subsidiaries.



4.  ASSETS HELD FOR SALE

     In connection with the asset purchase from National Linen, it is G&K's intent to hold for sale nine linen rental facilities. As such, the net cash flows from (a) operations of these facilities from the date of acquisition until the date of sale (holding period, not to exceed one year), (b) interest on incremental debt incurred during the holding period to finance the purchase of these facilities, and (c) proceeds from the sale will be considered in the allocation of the purchase price to the assets and liabilities. These nine facilities will not affect the earnings or losses reported in G&K Services, Inc. consolidated financial statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  September 19, 1997                   G&K SERVCES, INC.
                                                  (Registrant)



                                                  By: s/Richard M. Fink
                                                      --------------------
                                                      Richard M. Fink
                                                      Chairman of the Board